EXHIBIT 99.1 Press Release
     Dr. Phillip Frost purchases control of Getting Ready Corporation
MIAMI—March 22, 2007
     On March 21, 2007, Dr. Phillip Frost, former Chairman and CEO of Ivax Corporation, together with other investors, purchased 51% of Getting Ready Corporation (OTC BB: GTRY.OB), a publicly traded company that does not currently have significant operations. Getting Ready Corporation intends to effect a merger or other business combination with an operating company. In December 2006, Glenn L. Halpryn and Steven Jerry Glauser assembled a group of investors who purchased approximately 89% of the outstanding shares of Getting Ready Corporation.
     Dr. Frost and Mr. Halpryn were significant shareholders of Orthodontix, Inc., which is now known as Protalix BioTherapeutics, Inc. and is trading on the American Stock Exchange (AMEX: PLX). Mr. Halpryn was Chairman of the Board and Chief Executive Officer of Orthodontix, which merged with Protalix, an Israeli biotechnology firm, in December 2006.

CONTACT:	Getting Ready Corporation, Miami
Glenn L. Halpryn, Acting Chief Executive Officer
305-573-4112